UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2014

MABVAX THERAPEUTICS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31265	93-0987903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11588 Sorrento Valley Rd., Suite 20

San Diego, CA 92121

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 259-9405

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

From December 15, 2014 to December 16, 2014, MabVax Therapeutics Holdings, Inc., or the Company, received notices from several holders of Series A-1 Preferred Stock, or the Series A-1, to convert 972,761 shares of the Company’s Series A-1 Preferred Stock into 577,032 shares of common stock of the Company. The conversions were the result of the Company’s filing of a registration statement on Form S-1, which went effective on November 12, 2014, that allows the resale of shares of common stock issuable on conversion of the Series A-1. These conversions increase the number of shares of common stock in the public float, which the Company believes will help eventually meet NASDAQ’s listing requirements regarding value of the public float.

The Company also received notices from certain holders of the Company’s Series C Preferred Stock, or the Series C to convert 21,599 shares of the Series C into 26,999 shares of common stock.

The Company also believes that these conversions may have partially accounted for the approximately 1,096,000 shares of its common stock that were traded over the two-day period ended December 16, 2014, on the OTCQB under the stock symbol MBVX, representing almost a 100-fold increase in average daily trading for the two days compared with the three-month average. Since September 30, 2014, the Company has received notices to convert a total of 1,118,880 of the Series A-1 and 21,599 of the Series C, into 663,282 and 26,999 shares of common stock, respectively. There is no assurance that additional conversions of Series A-1 and Series C will take place or that the number of shares traded will remain near recent levels experienced during the last two days.

This report contains forward-looking statements which reflect management’s current views of future events, including but not limited to statements about trading in the Company’s stock, trading volume and conversions of the Company’s securities. These statements are based on current expectations and assumptions that are subject to risks and uncertainties that could cause actual events to differ materially. These risks and uncertainties include the risks of adverse market conditions and decisions of stockholders. Please see our recent filings with the Securities and Exchange Commission for information about these and other risks that may affect the Company. These statements speak only as of the date hereof, and the Company does not undertake to publicly update or revise any of its forward-looking statements, even if experience or future changes show that the indicated events will not be realized.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MABVAX THERAPEUTICS HOLDINGS, INC.

Dated: December 17, 2014	/s/ J. David Hansen
J. David Hansen
President and Chief Executive Officer